UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 12, 2006

AMN Healthcare Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(866) 871-8519

(registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into A Material Definitive Agreement.

Stockholder Approval of AMN Healthcare Equity Plan:

On April 12, 2006, the stockholders of AMN Healthcare Services, Inc. (the “Company”) approved the AMN Healthcare Equity Plan (“Equity Plan”), which had previously been approved by the Company’s Board of Directors, subject to stockholder approval. Certain of the Company’s stockholders are also directors and executive officers. The following is a summary description of certain features of the Equity Plan. The summary is qualified in its entirety by the full text of the Equity Plan that is attached hereto as Exhibit 99.1.

Plan Administration. The Compensation and Stock Plan Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Equity Plan. The Compensation and Stock Plan Committee may delegate to the CEO of the Company the authority to grant awards at fair market value to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility and Limitations on Grants. Persons eligible to participate in the Equity Plan will be those officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Compensation and Stock Plan Committee. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 500,000 shares (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock or restricted stock units granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 500,000 shares (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle.

Stock Options. The Equity Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code and (2) stock options that do not so qualify. Options granted under the Equity Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation and Stock Plan Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant. The maximum number of shares that can be granted in the form of incentive stock options cannot exceed 250,000 shares. The term of each option will be fixed by the Compensation and Stock Plan Committee and may not exceed ten years from the date of grant. The Compensation and Stock Plan Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation and Stock Plan Committee. Options may be exercised in whole or in part with written notice to the Company. Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation and Stock Plan Committee, or by delivery (or attestation to the ownership) of shares that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation and Stock Plan Committee may award a stock appreciation right either as a freestanding award or in tandem with a stock option. The Compensation and Stock Plan Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation and Stock Plan Committee may determine, provided that (1) upon exercise of a stock appreciation right granted in tandem with an option, the applicable portion of any related option shall be surrendered and (2) stock appreciation rights granted in tandem with options are exercisable at such time or times and to the extent that the related stock options are exercisable.

Restricted Stock. The Compensation and Stock Plan Committee may award shares to participants subject to such conditions and restrictions as the Compensation and Stock Plan Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

Restricted Stock Units. The Compensation and Stock Plan Committee may award restricted stock units as deferred stock awards to participants. Restricted stock units are ultimately payable in the form of shares and may be subject to such conditions and restrictions as the Compensation and Stock Plan Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Compensation and Stock Plan Committee’s sole discretion and subject to the participant’s compliance with the procedures established by the Compensation and Stock Plan Committee and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award.

Unrestricted Stock. The Compensation and Stock Plan Committee may grant shares (at no cost or for a purchase price determined by the Committee) that are free from any restrictions under the Equity Plan. Unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such individuals.

Tax Withholding. Participants in the Equity Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation and Stock Plan Committee, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Company to withhold shares to be issued pursuant to an option exercise or other award, or by transferring to the Company shares having a value equal to the amount of such taxes.

Change in Control Provisions. The Equity Plan provides that in the event of a sale event (as defined in the Equity Plan) resulting in a change in control of the Company, all stock options and stock appreciation rights will automatically become fully exercisable and conditions and restrictions relating solely to the passage of time and continued employment on all other awards will automatically be deemed waived, except as the Committee may otherwise provide in the relevant award agreement. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a change in control in the Committee’s discretion. In addition, in the event of a sale event in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the Equity Plan and the Compensation and Stock Plan Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the Equity Plan, including any amendments that increase the number of shares reserved for issuance under the Equity Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the Equity Plan, or materially change the method of determining the fair market value of the Company’s common stock, will be subject to approval by stockholders. Amendments shall also be subject to approval by the

Company’s stockholders if and to the extent determined by the Compensation and Stock Plan Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Equity Plan qualifies as performance-based compensation under Section 162(m) of the Code. In addition, except in connection with a reorganization or other similar change in the capital stock of the Company or a merger or other transaction, the Compensation and Stock Plan Committee may not reduce the exercise price of an outstanding stock option or stock appreciation right or effect repricing of an outstanding stock option or stock appreciation right through cancellation or regrants.

Grants Under AMN Healthcare Equity Plan:

On April 12, 2006, the Company granted stock appreciation rights (“SARs”), to be payable in stock, each in the amount of 4,445 to Steven C. Francis (the Company’s Executive Chairman of the Board of Directors), Douglas D. Wheat (the Company’s Presiding Director) and R. Jeffrey Harris (a director of the Company) under the Equity Plan at an exercise price of $18.03 per share. The SARs vest in their entirety on the earlier of (i) April 12, 2007 or (ii) the Company’s 2007 Annual Meeting of Stockholders, and have a term of ten years unless earlier terminated in accordance with the Plan or the applicable SAR agreement. The foregoing descriptions are qualified in their entirety by the form of AMN Healthcare Equity Plan Stock Appreciation Right Agreement – Director, attached hereto as Exhibit 99.2.

On April 12, 2006, the Company granted restricted stock units (“RSUs”), to be settled in stock, each in the amount of 5,555 to Messrs. Francis, Wheat and Harris under the Equity Plan. The RSU’s vest in the incremental amount of 33% on the earlier of (i) April 12, 2007 and (ii) the date of the Company’s 2007 Annual Meeting of Stockholders; 34% on the earlier of (ii) April 12, 2008 and (ii) the date of the Company’s 2008 Annual Meeting of Stockholders; and 33% on April 12, 2009. The RSUs have a term of ten years, unless earlier terminated in accordance with the Plan or the applicable RSU agreement. The settlement date of the RSUs shall be the date of separation of service from the Company. The foregoing descriptions are qualified in their entirety by the form of AMN Healthcare Equity Plan Restricted Stock Unit Agreement – Director, attached hereto as Exhibit 99.3.

On April 12, 2006, the Company granted SARs under the Equity Plan, to be payable in stock, to Susan R. Nowakowski (the Company’s President, Chief Executive Officer and a director) in the amount of 43,250; David C. Dreyer (the Company’s Chief Financial Officer and Chief Accounting Officer) in the amount of 18,761; and Denise L. Jackson (the Company’s Senior Vice President, General Counsel and Secretary) in the amount of 11,662. The SARs have an exercise price of $18.03 per share, vest over three years on the anniversary date of the grant in increments of 33%, 34% and 33%, respectively, and have a term of ten years unless earlier terminated in accordance with the Plan or the applicable SAR agreement. The foregoing descriptions are qualified in their entirety by the form of AMN Healthcare Equity Plan Stock Appreciation Right Agreement – Officer, attached hereto as Exhibit 99.4.

On April 12, 2006, the Company granted RSUs under the Equity Plan to Ms. Nowakowski, Mr. Dreyer and Ms. Jackson in the amounts of 55,000 18,239, and 11,338, respectively. The RSUs vest on April 12, 2009, provided, however, the RSUs shall vest on an accelerated basis on May 12, 2007, in the incremental amount of 33% should the Company achieve or exceed specified earnings before interest, depreciation, taxes and amortization (EBIDTA) targets for fiscal year 2006 and on April 12, 2008, in the amount of 34% should the Company achieve or exceed specified EBIDTA targets. The RSUs shall have a term of ten years unless earlier terminated in accordance with the Plan or the applicable RSU agreement. The settlement date of the RSUs shall be the vesting date unless the grantee otherwise elects under the terms of the Company’s 2005 Amended and Restated Executive Nonqualified Excess Plan. The foregoing descriptions are qualified in their entirety by the form of AMN Healthcare Equity Plan Restricted Stock Unit Agreement – Officer, attached hereto as Exhibit 99.5.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	AMN Healthcare Equity Plan.
99.2	Form of AMN Healthcare Equity Plan Stock Appreciation Right Agreement - Director.
99.3	Form of AMN Healthcare Equity Plan Restricted Stock Unit Agreement – Director.
99.4	Form of AMN Healthcare Equity Plan Stock Appreciation Right Agreement - Officer.
99.5	Form of AMN Healthcare Equity Plan Restricted Stock Unit Agreement – Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

By:	/s/ Susan R. Nowakowski
Susan R. Nowakowski
President & Chief Executive Officer

Date: April 13, 2006